EXHIBIT 3

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Evergreen Solar, Inc.

         EXECUTED this 31st day of March, 2003.

         /s/ Robert W. Shaw, Jr.
-----------------------------------------
Robert W. Shaw, Jr.


MICRO-GENERATION TECHNOLOGY FUND, LLC

By:  ARETE CORPORATION, Manager

    By:           /s/ Robert W. Shaw, Jr.
         -------------------------------------------
         Robert W. Shaw, Jr., President

UVCC FUND II

By:  ARETE VENTURE INVESTORS II, L.P.

    By:           /s/ Robert W. Shaw, Jr.
         -------------------------------------------
         Robert W. Shaw, Jr., General Partner

UVCC II PARALLEL FUND, L.P.

By:  ARETE VENTURES II, L.P.

    By:           /s/ Robert W. Shaw, Jr.
         -------------------------------------------
         Robert W. Shaw, Jr., General Partner

UTECH CLIMATE CHALLENGE FUND, L.P.

By:  ARETE CLIMATE CHALLENGE PARTNERS, LLC

    By:           /s/ Robert W. Shaw, Jr.
         -------------------------------------------
         Robert W. Shaw, Jr., Managing Member

UTECH LLC

By:  ARETE CORPORATION, Manager

    By:           /s/ Robert W. Shaw, Jr.
         -------------------------------------------
         Robert W. Shaw, Jr., President